Exhibit 10.26
FIFTH OMNIBUS AMENDMENT
TO
PURCHASE AND SALE AGREEMENT
AND
FIRST AMENDMENT TO OMNIBUS AGREEMENT
This Fifth Omnibus Amendment to Purchase and Sale Agreement and First Amendment to Omnibus Agreement (this “Amendment”) is entered into on January 18, 2013 by and between FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership, having an address c/o GKK Realty Advisors, LLC, 420 Lexington Avenue, 19th Floor, New York, NY 10170 (“Seller”), on the one hand, and NATIONAL FINANCIAL REALTY - WFB EAST COAST, LLC, a Delaware limited liability company, having an address c/o National Financial Realty, Inc., 21250 Hawthorne Boulevard, Suite 700, Torrance, CA 90503 (“Assignor” and “Original Purchaser”) and NATIONAL FINANCIAL REALTY - EAST COAST PORTFOLIO I, LLC, a Delaware limited liability company, having an address c/o National Financial Realty, Inc., 21250 Hawthorne Boulevard, Suite 700, Torrance, CA 90503 (“Assignee” and “Purchaser”), on the other hand.
W I T N E S S E T H:
WHEREAS, Seller and Original Purchaser entered into those certain Purchase and Sale Agreements dated as of November 6, 2012 (the “Original PSAs”) and that certain Omnibus Agreement dated as of November 6, 2012 (the “Omnibus Agreement”) pertaining to those certain properties described on Exhibit A attached hereto (the “Original PSA Properties”);
WHEREAS, Seller and Original Purchaser further amended the Original PSAs by those certain First Amendments to Purchase and Sale Agreements dated as of December 14, 2012 (the “First Amendments”), that certain Omnibus Amendment to Purchase and Sale Agreements dated as of December 21, 2012 (the “Omnibus Amendment”), that certain Second Omnibus Amendment to Purchase and Sale Agreements dated as of January 15, 2013 (the “Second Omnibus Amendment”), that certain Third Omnibus Amendment to Purchase and Sale Agreements dated as of January 16, 2013 (the “Third Omnibus Amendment”), and that certain Fourth Omnibus Amendment to Purchase and Sale Agreements dated as of January 16, 2013 (the “Fourth Omnibus Amendment”; the Original PSAs, Omnibus Agreement, First Amendments, Omnibus Amendment, Second Omnibus Amendment, Third Omnibus Amendment and Fourth Omnibus Amendment, as may be hereafter further amended, restated, supplemented or otherwise modified from time to time, are collectively referred to herein as the “Agreements”);
WHEREAS, on December 21, 2012, the cash sum of $400,000.00 (the “Extension Payment”) was paid by Original Purchaser to Seller by wire transfer as consideration for the amendments contained herein to be applied against the Purchase Price;
WHEREAS, pursuant to the Agreements, the Original Purchaser is required to deposit the Second Deposit with the Escrowee on or before 5:00 p.m. (California time) on the Contingency Approval Date;

WHEREAS, Original Purchaser desires to assign to Purchaser, and Purchaser desires to assume from Original Purchaser, all of the rights and obligations of the “Purchaser” under the Agreements;
WHEREAS, Seller, Original Purchaser, Assignee, and Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, N.A. (“Wells Fargo”), as Tenant of thirty-eight (38) of the Original PSA Properties as listed on Exhibit B attached hereto (the “Wells Fargo Properties”) are currently negotiating an amendment (the “Third Amendment to Master Agreement”) of the Master Agreement Regarding Leases dated as of September 22, 2004, as amended from time to time (the “Master Agreement”); the most current draft of the Third Amendment to Master Agreement is attached to this Amendment as Exhibit C;
WHEREAS, attached to this Amendment as Exhibit D is a form of Excess Termination Rights Payment Agreement;
WHEREAS, Seller and Purchaser desire to further amend the Agreements as provided below. Capitalized terms (including in the Recitals hereto) not defined herein shall have the meaning attributed to such terms in the Original PSAs.
NOW, THEREFORE, the parties agree to amend the agreements as follows:
1.     Assignment and Assumption of Agreements.
a)     As of the Effective Date, Assignor assigns to Assignee all of Assignor’s rights, title, and interest in and to the Agreements, and Assignee accepts such assignment.
b)     As of the Effective Date, Assignee hereby assumes all of Assignor’s obligations under the Agreement.
2.    Third Amendment to Master Agreement.
a)     At Closing Seller shall execute (as “Assignor Master Landlord” thereunder) and deliver to Purchaser (through Escrowee) a counterpart of the Third Amendment to Master Agreement a Satisfactory Third Amendment to Master Agreement (hereinafter defined) except that any change to the form of Third Amendment to Master Agreement as compared to Exhibit C that could reasonably be expected to have a material adverse impact on Seller shall be subject to Seller’s reasonable approval)). Purchaser approves Exhibit C to this Amendment is a satisfactory form of Third Amendment to the Master Agreement (such form, or any other form of Third Amendment to Master Agreement the terms, conditions and provisions of which could not reasonably be expected to have a material and adverse impact on Purchaser as compared to Exhibit C, being referred to as a “Satisfactory Third Amendment to the Master Agreement”).
b)     At Closing Purchaser shall execute (or at Purchaser’s election, shall cause its affiliate, National Financial Realty - ECP I Master Landlord, LLC (in either case, the “Assignee

Master Landlord” thereunder) (“Assignee Master Landlord”)) to execute) and deliver to Seller (through Escrowee) a counterpart of the Satisfactory Third Amendment to Master Agreement.
c)     Notwithstanding any provision of the Agreements or this Amendment to the contrary: if Purchaser is ready, willing and able to close and has performed (except for funding the Purchase Price under each Original PSA) all of its obligations under the Original PSAs, it shall be a further condition to Purchaser’s obligations to close under the Agreements (and the effectiveness of this Amendment) that Seller and Wells Fargo execute and deliver a Satisfactory Third Amendment to Master Agreement. If Seller or Wells Fargo do not execute the Satisfactory Third Amendment to Master Agreement or deliver same to Purchaser at Closing, then at the option of Purchaser, this Amendment and the Agreements shall terminate, and the Deposit (including the Extension Payment) shall be returned to Purchaser, pursuant to the terms of the Original PSAs. If, however, (a) Seller or Wells Fargo do not execute the Satisfactory Third Amendment to Master Agreement or deliver same to Purchaser at Closing and the failure, inability or refusal of Seller or Wells Fargo to execute or deliver the Satisfactory Third Amendment to Master Agreement to Purchaser is caused by, related to or arises out of any action, or failure to act, or any other matter under the reasonable control, of Purchaser or any of Purchaser’s direct or indirect affiliates, constituents, agents, representatives, partners, officers, members, employees or (b) Purchaser, for any reason or no reason fails to accept any change to Exhibit C or an alternate form of Third Amendment to Master Agreement proposed by Wells Fargo and such change or alternate form would not reasonably be expected to have a material and adverse impact on Purchaser as compared to Exhibit C, then in the case of (a) or (b) Purchaser shall not be excused from Closing and the Deposit shall be deemed fully earned by Seller as of the date hereof and non-refundable to Purchaser (or the Original Purchaser). If Purchaser elects to close notwithstanding the non-delivery by Seller or Wells Fargo of a Satisfactory Third Amendment to Master Agreement, the Closing shall occur under the Original PSAs and Original Omnibus Agreements without regard to this Amendment.
3.    Excess Termination Rights Payment Agreement. At the Closing, upon the execution and delivery of the Satisfactory Third Amendment to Master Agreement by all parties thereto, Seller shall execute and deliver to Purchaser (through Escrowee) and Purchaser shall execute (or shall cause Assignee Master Landlord to execute) and deliver to Seller (through Escrowee) that certain Excess Termination Rights Payment Agreement in the form of Exhibit D attached hereto.
4.    Seller’s Indemnity. The indemnity contained in Section 11.1.2 of the Original PSAs shall cover any and all claims, and any other related claims, raised by Wells Fargo in its letter dated January 16, 2013, which indemnity survives the Closing.
5.    Deletion of Certain Provisions in the Original PSAs. As to each Original PSA governing a Wells Fargo Property:
i.    The following terms in Section 1 of the Original PSAs (and references thereto in balance of the Agreement) are no longer applicable from and after the date hereof, and thus, effective as of the date hereof, are hereby deleted from the Agreements: “KBS Guarantors”, and “NFR Special Partner”.

ii.    The following Sections of the Original PSAs are hereby deleted from the Agreements in their entirety: Exhibit V: Inducement and Guaranty Agreement; Exhibit W: Restated Partnership Agreement; Exhibit X: Restated FS LLC Agreement; Sections 4.2.1.1.14, 4.2.1.1.15, 4.2.1.1.16, and 4.2.2.6 (Closing Documents); and Sections 7.1(c) and (d) (Seller’s Representations and Warranties).
6.    Deletion of Certain Provisions in the Omnibus Agreement: All references to the “Guarantors”, the “Inducement and Guaranty Agreement, the “Restated Partnership Agreement” and the “Restated FS LLC Agreement” are no longer applicable from and after the date hereof, and thus, effective as of the date hereof, are hereby deleted from the Omnibus Agreement. Paragraph 10 of the Omnibus Agreement is deleted in its entirety and replaced with “Intentionally Omitted”.
7.    Individual Purchase Agreement Amendments. For purposes of assuring consistency with the requirements of the Wells Leases, with reasonable promptness following the date hereof, the parties shall replace this Amendment with individual amendments of each Original PSA governing a Wells Fargo Property in form and substance consistent with the provisions of this Amendment.
8.    Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or portable document format (PDF)) in one or more counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.
9.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.
10.    No Modification. Except as modified by this Amendment, all of the terms, covenants, conditions and provisions of the Original PSAs shall remain and continue unmodified, in full force and effect. From and after the date hereof, the term “this Agreement” shall be deemed to refer to the Original PSAs, as amended by this Amendment. If and to the extent that any of the provisions of this Amendment conflict or are otherwise inconsistent with any provisions of the Original PSAs, the provisions of this Amendment shall prevail.
11.    Amendment. This Amendment cannot be modified in any manner except by a written agreement signed by Seller and Purchaser.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by or on behalf of each of the parties as of the date first written above.

SELLER:
FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership

By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer

ORIGINAL PURCHASER/ASSIGNOR:

NATIONAL FINANCIAL REALTY –
WFB EAST COAST, LLC,
a Delaware limited liability company

By:	National Financial Realty, Inc.
a California corporation
Its Manager

By:	/s/ Vincent E. Pellerito
Vincent E. Pellerito,
President

PURCHASER/ASSIGNEE:

NATIONAL FINANCIAL REALTY –
EAST COAST PORTFOLIO I, LLC,
a Delaware limited liability company

By:	NFR Master Lease GAP, LLC,
a Delaware limited liability company,
Its Managing Member

By: /s/ Derek Smith

Print Name:	Derek Smith
Title:Senior Vice President

By: /s/ Cary Kleinman

Print Name:	Cary Kleinman

Title:	Vice President and Secretary

EXHIBIT A

Count	Property Name	Address Line	City	State	Property Type	Rentable SF
1	3401 ‐ Plaza	101 N Independence Mall East	Philadelphia	PA	OFF	481,958
2	3357 ‐ Mortgage Center	1100 Corporate Center Dr	Raleigh	NC	OPS	450,393
3	3438 ‐ WVOC‐Four Story	7711 Plantation Rd	Roanoke	VA	OPS	443,181
4	3362 ‐ West End Center	809 West 4 1/2 St	Winston‐Salem	NC	OFF	343,336
5	3343 ‐ Atlant Ops Cntr	3579‐3585 Atlanta Ave	Atlanta	GA	OPS	335,608
6	3415 ‐ Columbia Grystn	101 Greystone Blvd	Columbia	SC	OFF	240,976
7	3365 ‐ Winston Salem	401 Linden St	Winston‐Salem	NC	OFF	187,743
8	3354 ‐ Greenville Sals
9	3441 ‐ West End Ctr	801 W. 4th Street	Winston Salem	NC		85,455
10	3368 ‐ Haddon Township	600 W Cuthbert Boulevard	Haddon Township	NJ		75,937
11	3391 ‐ Lancaster Square	100 North Queen Street	Lancaster	PA		59,045
12	3345 ‐ Columbus Main	101 13th Street	Columbus	GA		50,759
13	3371 ‐ Morristown Oﬀc	21 South St	Morristown	NJ		39,955
14	3413 ‐ Charlstn 16 Brd	16 Broad St	Charleston	SC		39,558
15	3370 ‐ Main Strt Oﬃc	40 Main St	Toms River	NJ		35,660
16	3346 ‐ Dalton Main	201 S Hamilton St	Dalton	GA		33,496
17	3351 ‐ Burlington	500 S Main St	Burlington	NC		29,688
18	3408 ‐ York Square	12 E Market St	York	PA		27,967
19	3353 ‐ Goldsboro	301 East Ash Street	Goldsboro	NC		27,112
20	3348 ‐ Pikesvill Brnch	1515 Reisterstown Rd	Baltimore	MD		26,540
21	3339 ‐ South Fort Myrs	12751 S Cleveland Ave	Fort Myers	FL		25,370
22	3376 ‐ Red Bank Mn Oﬀ	303 Broad St	Red Bank	NJ		23,856
23	3433 ‐ VA Beach Pembrk	125 Independence Blvd	Virginia Beach	VA		22,403
24	3319 ‐ Downtown Laklnd	113 S Tennessee Ave	Lakeland	FL		21,479
25	3331 ‐ New Warrngtn Rd
26	3333 ‐ Okeechob Trnpke	5849 Okeechobee Blvd	West Palm Beach	FL		20,336
27	3405 ‐ West Chestr Oﬀ	1100 Corporate Center Dr	West Chester	PA		19,063
28	3429 ‐ Market St Oﬃce	141 E Market St	Harrisonburg	VA		18,869
29	3328 ‐ Kings Point
30	3427 ‐ Clintwood	80 MaIin Street	Clintwood	VA		13,495
31	3393 ‐ Media Oﬃce	217 W Baltimore Pike	Media	PA		11,297
32	3422 ‐ Blacksburg	200 N Main St	Blacksburg	VA		10,912
33	3314 ‐ Dade City	14210 7th St	Dade City	FL		10,822
34	3380 ‐ Trenton‐Brnswck	891 Brunswick Ave	Trenton	NJ		10,529
35	3341 ‐ West Hollywood	6015 Washington St	Hollywood	FL		10,388
36	3425 ‐ Christnsburg Mn	4 E Main St	Christiansburg	VA		9,644
37	3342 ‐ Westward	2701 Okeechobee Blvd	West Palm Beach	FL		9,181
38	3356 ‐ Market Street	201 East Market St	Smithfield	NC		8,633
39	3411 ‐ Bennettsvll Main	145 Broad St	Bennettsville	SC		6,527
40	3420 ‐ Amherst Sth Main	258 S Main St	Amherst	VA		6,055
41	3423 ‐ Brookneal	227 Main St	Brookneal	VA		5,339
PORTFOLIO TOTAL						3,278,565

EXHIBIT B

WELLS FARGO PROPERTIES

Count	Property Name	Address Line	City	State	Property Type	Rentable SF	Valuation
1	3401 - Plaza	101 N Independence Mall East	Philadelphia	PA	OFF	481,958	$ 39,343,510
2	3357 - Mortgage Center	1100 Corporate Center Dr	Raleigh	NC	OPS	450,393	$ 36,766,776
3	3438 - WVOC-Four Story	7711 Plantation Rd	Roanoke	VA	OPS	443,181	$ 36,178,041
4	3362 - West End Center	809 West 4 1/2 St	Winston-Salem	NC	OFF	343,336	$ 28,027,429
5	3343 - Atlant Ops Cntr	3579-3585 Atlanta Ave	Atlanta	GA	OPS	335,608	$ 27,396,571
6	3415 - Columbia Grystn	101 Greystone Blvd	Columbia	SC	OFF	240,976	$ 19,671,510
7	3365 - Winston Salem	401 Linden St	Winston-Salem	NC	OFF	187,743	$ 15,325,959
8	~~3354 - Greenville Sals~~	~~1451 Thomas Langston Rd~~	~~Winterville~~	~~NC~~	~~OFF~~	~~111,898~~	~~$ 9,134,531~~
9	3441 - West End Ctr	801 W. 4th Street	Winston Salem	NC	OPS	85,455	$ 6,975,918
10	3368 - Haddon Township	600 W Cuthbert Boulevard	Hadden Twnship	NJ	OPS	75,937	$ 3,099,469
11	3391 - Lancaster Square	100 North Queen Street	Lancaster	PA	BRH	59,045	$ 1,411,824
12	3345 - Columbus Main	101 13th Street	Columbus	GA	BRH	50,759	$ 1,213,698
13	3371 - Morristown Offc	21 South St	Morristown	NJ	BRH	39,955	$ 955,364
14	3413 - Charlstn 16 Brd	16 Broad St	Charleston	SC	OFF	39,558	$ 3,229,224
15	3370 - Main Strt Offic	40 Main St	Toms River	NJ	BRH	35,660	$ 2,911,020
16	3346 - Dalton Main	201 S Hamilton St	Dalton	GA	OFF	33,496	$ 800,923
17	3351 - Burlington	500 S Main St	Burlington	NC	OFF	29,688	$ 709,869
18	3408 - York Square	12 E Market St	York	PA	BRH	27,967	$ 668,719
19	3353 - Goldsboro	301 East Ash Street	Goldsboro	NC	OFF	27,112	$ 648,275
20	3348 - Pikesvill Brnch	1515 Reisterstown Rd	Baltimore	MD	BRH	26,540	$ 634,598
21	3339 - South Fort Myrs	12751 S Cleveland Ave	Fort Myers	FL	OFF	25,370	$ 606,622
22	3376 - Red Bank Mn Off	303 Broad St	Red Bank	NJ	OFF	23,856	$ 1,947,429
23	3433 - VA Beach Pembrk	125 Independence Blvd	Virginia Beach	VA	OFF	22,403	$ 1,828,816
24	3319 - Downtown Laklnd	113 S Tennesee Ave	Lakeland	FL	BRH	21,479	$ 1,753,388
25	~~3331 - New Warrngtn Rd~~	~~21 New Warrington Rd~~	~~Pensacola~~	~~FL~~	~~BRH~~	~~21,205~~	~~$ 507,033~~
26	3333 - Okeechob Trnpke	5849 Okeechobee Blvd	West Palm Beach	FL	OFF	20,336	$ 1,660,082
27	3405 - West Chestr Off	1100 Corporate Center Dr	West Chester	PA	OFF	19,063	$ 1,556,163
28	3429 - Market St Office	141 E Market St	Harrisinburg	VA	BRH	18,869	$ 451,176
29	~~3328 - Kings Point~~	~~6646 W Atlantic Ave~~	~~Delray Beach~~	~~FL~~	~~OFF~~	~~15,890~~	~~$ 379,946~~
30	3427 - Clintwood	80 Malin Street	Clintwood	VA	BRH	13,495	$ 322,679
31	3393 - Media Office	217 W Baltimore Pike	Media	PA	BRH	11,297	$ 270,122
32	3422 - Blacksburg	200 N Main St	Blacksburg	VA	BRH	10,912	$ 260,917
33	3314 - Dade City	14210 7th St	Dade City	FL	BRH	10,822	$ 883,429
34	3380 - Trenton-Brnswck	891 Brunswick Ave	Trenton	NJ	BRH	10,529	$ 859,510
35	3341 - West Hollywood	6015 Washington St	Hollywood	FL	BRH	10,388	$ 248,387
36	3425 - Christnsburg Mn	4 E Main St	Christainsburg	VA	BRH	9,644	$ 230,598
37	3342 - Westward	2701 Okeechibee Blv	West Palm Beach	FL	BRH	9,181	$ 187,367
38	3356 - Market Street	201 East Market St	Smithfield	NC	BRH	8,633	$ 206,424
39	3411 - Bennettsvll Main	145 Broad St	Bennettsville	SC	BRH	6,527	$ 156,067
40	3420 - Amherst Sth Main	258 S Main St	Amherst	VA	BRH	6,055	$ 144,781
41	3423 - Brookneal	227 Main St	Brookneal	VA	BRH	5,339	$ 435,837
PORTFOLIO TOTAL						**3,315,660**	**$ 240,865,469**

EXHIBIT C

THIRD AMENDMENT TO MASTER AGREEMENT

THIRD AMENDMENT TO MASTER AGREEMENT
This THIRD AMENDMENT TO MASTER AGREEMENT (this “Amendment”), dated as of _________ _, 2013, is among WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor-in-interest to Wachovia Bank, National Association) (“Wells Fargo”), FIRST STATES INVESTORS 3300B, L.P.(as successor-in-interest to First States Investors 3300, LLC), a Delaware limited partnership (herein called “Assignor Master Landlord”), and NATIONAL FINANCIAL REALTY – EAST COAST PORTFOLIO I, LLC, a Delaware limited liability company (herein called “Assignee Master Landlord”).
R E C I T A L S:
A.    Wells Fargo (as Wachovia) and Assignor Master Landlord (as Master Landlord) are parties to a certain Master Agreement Regarding Leases dated as of September 22, 2004 (the “Original Master Agreement”), as heretofore amended pursuant to the documents listed in Schedule A hereto (the Original Master Agreement, as so amended, being herein called the “Existing Master Agreement”).
B.    The leases that are currently relevant to the rights and obligations of Wells Fargo and Assignor Master Landlord under the Existing Master Agreement are the following (collectively, the “Leases”): (i) the leases between Assignor Master Landlord, as landlord, and Wells Fargo, as tenant (the “Exhibit) Leases”) that demise space at the properties listed in Exhibit I hereto (the “Exhibit I Properties”), and (ii) the leases between Assignor Master Landlord or a third party landlord, as landlord, and Wells Fargo, as tenant (the “Exhibit II Leases”) that demise space at the properties listed in Exhibit II hereto (the “Exhibit II. Properties”).
C.    Pursuant to the Existing Master Agreement, (i) all of the Exhibit I Leases are Integrated Leases, (ii) all of the Exhibit II Leases are Non-Integrated Leases, and (iii) PB Capital Corporation (“PBCC”) which holds security interests in the Exhibit I Properties, is the Designated Portfolio Lender.
D.    Assignor Master Landlord is a Wholly-Owned Subsidiary of FSG.
E.    Assignor Master Landlord and Assignee Master Landlord intend that Assignor Master Landlord convey the Exhibit I Properties to Assignee Master Landlord or to Wholly Owned Subsidiaries of Assignee Master Landlord.
F.    Assignor Master Landlord and Assignee Master Landlord, in connection with the conveyance of the Exhibit I Properties (and notwithstanding the provisions of the Existing Master Agreement), have requested that Wells Fargo agree that, simultaneously with such conveyance, Assignor Master Landlord may assign to Assignee Master Landlord all of its interest as “Master Landlord” under the Existing Master Agreement, subject to the provisions set forth below. Wells Fargo, subject to the terms and provisions of this Amendment, is willing to so agree.
G.    Upon the conveyance of Exhibit I Properties to Assignee Master Landlord or to Wholly-Owned Subsidiaries of Assignee Master Landlord, PBCC will no longer be the

Designated Portfolio Lender, but shall continue to be the initial first secured priority lender as to all Exhibit I Properties for Assignee Master Landlord or its Wholly-Owned Subsidiaries, as the borrower(s), with such loan as to the Exhibit I Properties being referred to herein as the “AML Portfolio Loan”. PBCC, as the holder of the AML Portfolio Loan (together with any successor holder of the AML Portfolio Loan), is referred to herein as the “AML Portfolio Lender”.
H.    By this Amendment, Wells Fargo, Assignor Master Landlord and Assignee Master Landlord desire to set forth the assignment and assumption of the interest of Master Landlord under the Existing Master Agreement and otherwise amend and modify the Existing Master Agreement (the Existing Master Agreement, as assigned, assumed, amended and modified by this Amendment, being called the “Master Agreement”), all subject to, upon, and in accordance with, the terms and conditions hereinafter set forth.
NOW; THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wells Fargo, Assignor Master Landlord and Assignee Master Landlord hereby agree as follows:
1.    Defined Terms. All terms used herein (including in the Recitals), and not otherwise defined herein, shall have the meanings ascribed thereto in the Existing Master Agreement (including those incorporated therein from the Leases pursuant to Section 1 of the Original Master Agreement).
2.    Representations and Warranties. Assignor Master Landlord and Assignee Master Landlord hereby represent and warrant to Wells Fargo that, as of the date hereof:
(a)    Assignor Master Landlord has irrevocably conveyed all of the Exhibit I Properties to Assignee Master Landlord or other entities that are Wholly-Owned Subsidiaries of Assignee Master Landlord (such that Assignee Master Landlord (or a Wholly-Owned Subsidiary thereof), is now the sole owner of the Landlord’s Estate under each of the Exhibit I Leases).
(b)    The only two members of Assignee Master Landlord are NFR Master Lease GAP, LLC (“GAP”) and National Financial Realty - WFB East Coast, LLC (“NFR WFB East Coast”). Oaktree Real Estate Opportunities Fund VI, L.P. (“GAP Parent”) wholly owns (directly or indirectly) all the membership interests in GAP, and National Financial Realty, Inc. (“NFR Parent”) is the sole manager of NFR.
(c)    There is no Designated Portfolio Lender or Designated Mezzanine Lender.
3.    Assignment and Assumption. Assignor Master Landlord hereby transfers, assigns and sets over unto Assignee Master Landlord all of Assignor’s right, title and interest in and to the Existing Master Agreement. For the benefit of Wells Fargo, Assignee Master Landlord hereby accepts the foregoing assignment, and assumes all of Assignor Master Landlord’s obligations and liabilities under the Master Agreement accruing from and after the date hereof. In that regard, and without limiting the generality of the foregoing, all references in the Master Agreement to the “Master Landlord” shall be deemed a reference to Assignee Master Landlord. For the avoidance of doubt, it is acknowledged that, by virtue of the foregoing, Assignor Master Landlord has no further right, title or interest in and to the Existing Master Agreement as

2

“Master Landlord” (whether accruing before or after the date hereof, the same being fully assigned to Assignee Master Landlord), but Assignor Master Landlord shall remain responsible for the obligations and liabilities of Master Landlord accruing prior to the date hereof (as those have not been assumed by Master Landlord).
4.    Exhibit I Leases become Non-Integrated Leases. Effective as of the date hereof, all Exhibit I Leases are hereby made, and shall become,Non-Integrated Leases. Accordingly as of the date hereof, all of the Leases are, and shall remain, Non-Integrated Leases (and, consistent therewith, the defined term “Non-Integrated Lease” set forth in Section 1 of the Original Master Agreement shall, effective as of the date hereof, be redefined to mean any Lease).
5.    Exhibit I Property Termination Payments.
5.1    In partial consideration for the agreement of PBCC to relinquish its status as the Designated Portfolio Lender and otherwise to consent to the execution and delivery of this Amendment, Wells Fargo and Assignee Master Landlord hereby agree that any Excess Termination Rights Payments with respect to the Exhibit I Properties (such Excess Termination Rights Payments, the “Exhibit I Property Termination Payments”) shall be payable to, and be the property of, the AML Portfolio Lender (to the extent provided in the documents governing the AML Portfolio Loan) and its successors as owners thereof or holders of a security interest therein pursuant to this Section 5, and that Assignee Master Landlord shall have no rights with respect thereto except after such time, if any, that any Exhibit I Property becomes an Exhibit II Property as referred to in Sections 5.3 and 5.5 of this Amendment. Concurrently with the execution of this Amendment, the AML Portfolio Lender has delivered to Wells Fargo a notice advising Wells Fargo as to the address and the account to which Exhibit I Property Termination Payments shall be made (such notice, together with any subsequent notice directing payment of any Exhibit I Property Termination Payment given pursuant to Section 5 of this Amendment being referred to as an “Exhibit I Property Termination Payment Notice”), and Wells Fargo hereby acknowledges receipt thereof. In amplification of the foregoing, Assignee Master Landlord shall have no rights in and to the Exhibit I Property Termination Payments and in the event and to the extent that Assignee Master Landlord shall receive any payments on account thereof, Assignee Master Landlord shall be deemed to have received such payments in trust for the benefit of the AML Portfolio Lender or its successors with respect thereto pursuant to this Section 5 and shall forthwith pay such sums to the AML Portfolio Lender or such successors in accordance with the then current Exhibit I Property Termination Payment Notice.
5.2.1    In the event that the AML Portfolio Lender accelerates the AML Portfolio Loan or the AML Portfolio Loan otherwise has matured and has not been repaid in accordance with its terms, the AML Portfolio Lender shall have the right in connection with the exercise of the AML Portfolio Lender’s rights with respect to the AML Portfolio Loan, to effectuate or to cause an assignment of the Exhibit I Property Termination Payments (but not, for the avoidance of ambiguity, an assignment of any interest of Assignee Master Landlord as Master Landlord under the Master Agreement) through a foreclosure, deed-in-lieu of foreclosure or similar conveyance (such an assignment, an “AML Portfolio Lender Assignment”) to (i) itself, (ii) its nominee or (iii) a third party purchaser of an Exhibit I Property (any of the foregoing assignees, an “AML Portfolio Loan Property Assignee”). Upon the occurrence of an AML Portfolio Lender Assignment, the AML Portfolio Lender shall have the right to direct Wells Fargo,

3

effective upon the delivery of an Exhibit I Property Termination Payment Notice executed by both the AML Portfolio Lender and the AML Portfolio Loan Property Assignee, to make all Exhibit I Property Termination Payments to (a) its nominee as referred to in clause (i) above, (b) a third party purchaser as referred to in clause (ii) above to the extent permitted pursuant to Section 5.3 of this Amendment, or (c) to a Third Party Designee as referred to in Section 5.2.2 of this Amendment. Wells Fargo agrees to countersign such Exhibit I Property Termination Payment Notice on receipt thereof to acknowledge Wells Fargo’s receipt of such notice.
5.2.2    Without limiting the right of the AML Portfolio Lender to deliver an Exhibit I Property Termination Payment Notice pursuant to Sections 5.2.1 or 5.3 of this Amendment but as an alternative to such deliveries, upon the occurrence of an AML Portfolio Lender Assignment, the AML Portfolio Lender shall have the right to direct Wells Fargo, effective upon the delivery of an Exhibit I Property Termination Payment Notice executed by the AML Portfolio Lender and the Third Party Designee, to make all Exhibit I Property Termination Payments to a trustee, servicer, depositary or other similar agent (a “Third Party Designee”), which Third Party Designee shall be obligated to distribute the Exhibit I Property Termination Payments to the appropriate recipients thereof pursuant to the terms of a separate agreement pursuant to which such Third Party Designee acts in its designated capacity. Wells Fargo agrees to countersign such Exhibit I Property Termination Payment Notice on receipt thereof to acknowledge Wells Fargo’s receipt of such notice. For the avoidance of ambiguity, Wells Fargo shall have no further obligation with respect to any Exhibit I Property Termination Payment upon the payment thereof by Wells Fargo to the Third Party Designee. In no event shall the election to employ a Third Party Designee affect the classification of any Exhibit I Property as such.
5.3    If, as a result of AML Portfolio Lender Assignment(s), any person (such a person, together with its Wholly-Owned Subsidiaries, a “Majority Purchaser”) becomes the owner of the majority of the then Exhibit I Properties (the “Majority Properties”), (a) the AML Portfolio Lender shall have the right to designate the Majority Purchaser or (b) the AML Portfolio Lender or the Majority Purchaser shall have the right to designate an institutional lender providing financing to the Majority Purchaser for the purchase of the Majority Properties (a “Majority Lender”), as the party to whom Excess Termination Rights Payments with respect to the Majority Properties should thereafter be made (such designated person or lender, the “Majority Designated Payee”). Such designation shall be effective upon the receipt by Wells Fargo of an Exhibit I Property Termination Payment Notice from the AML Portfolio Lender and the Majority Purchaser in the case of a notice given pursuant to clause (a) above or the Majority Purchaser and the Majority Lender in the case of a notice given pursuant to clause (b) above, which notice (i) confirms that the applicable AML Portfolio Lender Assignments have been completed in compliance with the terms of this Amendment with respect to the Majority Properties referenced therein, together with evidence thereof and (ii) directs Wells Fargo to make all future Excess Termination Rights Payments with respect to the Majority Properties to the Majority Designated Payee. Wells Fargo agrees to countersign such Exhibit I Property Termination Payment Notice on receipt thereof to acknowledge Wells Fargo’s receipt of such notice. Upon the delivery of such Exhibit I Property Termination Payment Notice to Wells Fargo, all Exhibit I Properties that are not Majority Properties shall become Exhibit II Properties and thereafter any Excess Termination Rights Payments with respect thereto shall be made by Wells Fargo to Assignee Master Landlord.

4

5.4    If a Majority Designated Payee is a Majority Lender, the Majority Lender shall have the same rights with respect to the Majority Properties as the AML Portfolio Lender has under Section 5 of this Amendment with respect to the Exhibit I Properties.
5.5    Assignee Master Landlord and the AML Portfolio Lender (or any successor to the AML Portfolio Lender pursuant to this Section 5), shall have the right (but not any obligation), at any time and in their sole discretion, by joint written instructions to Wells Fargo, to elect that any Exhibit I Property become an Exhibit II Property, and thereafter any Excess Termination Rights Payments with respect thereto shall be made by Wells Fargo to Assignee Master Landlord. After such election by Assignee Master Landlord and the AML Portfolio Lender, no party shall have the right to elect to subsequently have such Exhibit II Property treated as an Exhibit I Property.
5.6    Upon the occurrence of a bona fide good faith dispute as described in Section 3.5 of the Master Agreement, Wells Fargo agrees that any payment to be made to a Depository pursuant to said Section 3.5 shall instead be made to the AML Portfolio Lender (or any successor thereof pursuant to this Section 5), and the AML Portfolio Lender (or any successor thereof pursuant to this Section 5) shall act as the “Depository” under said Section 3.5. In the event that the dispute that was the basis for such deposit is not resolved within ___ (___) days, the AML Portfolio Lender (or any successor thereof pursuant to this Section 5) thereafter shall have the option to apply such funds as Excess Termination Rights Payments pursuant to Section 5 of this Amendment.
5.7    Assignee Master Landlord and Wells Fargo agree that neither Assignee Master Landlord nor Wells Fargo shall enter into any amendment or modification to the Master Agreement, or enter into any other agreement, understanding or other arrangement, the result of which would be to diminish or limit in any respect the right (including, without limitation, as to amount of the timing of receipt) of any person entitled to receive any Exhibit I Property Termination Payments under this Section 5 to receive such Exhibit I Property Termination Payments.
5.8    A copy of any notice to be delivered by Wells Fargo or Assignee Master Landlord pursuant to Sections 4 or 5 of the Master Agreement shall simultaneously be delivered to the party then entitled to receive Exhibit I Property Termination Payments at the address set forth in the then current Exhibit I Property Termination Payment Notice.
5.9    Notwithstanding anything to the contrary set forth in this Amendment, (a) in no event shall Wells Fargo be obligated to make any Exhibit I Property Termination Payments to more than one person at any one time and (b) Exhibit I Property Termination Payments relating to Exhibit II Properties shall be payable to the Master Landlord pursuant to the Master Agreement.
6.    Deletion of Certain Provisions.
6.1    The following defined terms in Section 1 of the Original Master Agreement (and references thereto in balance of the Existing Master Agreement) are no longer applicable from and after the date hereof, and thus, effective as of the date hereof, are hereby

5

deleted from the Master Agreement: “Acceleration Rescission Notice”; “Designated Portfolio Lender”; “Designated Mezzanine Lender”; “DML Designation Notice”; “DML Nominee”;“DML Transferee”; “DML Substitution Notice”; “DPL Acceleration Notice”; “DPL Nominee”; “DPL Substitution Notice”: “Enforcement Completion Date” ; “Integrated Lease”; “Integrated Wachovia Lease”; “Mezzanine Lender”; “Mezzanine Loan”; “Non-Integration Event”; “Portfolio Lender”; “Portfolio Loan”; “Section 2 Lease”; “Third Party Purchaser”; and “Third Party Transfer Event”.
6.2·    The following Sections of the Original Master Agreement are no longer executory and/or otherwise applicable from and after the date hereof, and thus, as of the date hereof, are hereby deleted from the Master Agreement: Section 2; Section 6; Section 7; Section 8;.Section 10; Section 11; Section 12 (replaced by Section 7 hereof); Section 13; Section 14; and Section 18 (replaced by Section8 hereof).
7.    Parties to Master Agreement. Effective as of the date hereof, the Master Agreement shall be an agreement solely between Wells Fargo (as “Wachovia” under the Master Agreement (in Wells Fargo’s capacity as successor-in-interest to same)), Assignee Master Landlord (as Master Landlord) and, with respect to Section 5 of this Amendment, the AML Portfolio Lender, with no other person having any right or interest in or under the Master Agreement, subject to the provisions of this Section 7. In that regard, it is agreed as follows:
7.1    The Master Agreement shall be binding upon, and be for the benefit of, Wells Fargo (as the person currently constituting Wachovia under the Master Agreement) and any of its permitted successor(s) pursuant to the automatic assignment described below. Except for such automatic assignment, Wells Fargo shall have no right to assign its interest in the Master Agreement. Wells Fargo covenants not to.purport to make any such assignment (other than such automatic assignment); and, in any event, such a purported assignment shall be null and void. Notwithstanding anything to the contrary contained herein, if there shall hereafter occur any change in the person constituting Wachovia under the Master Agreement (whether the change is from Wells Fargo or a permitted successor), the interest of Wells Fargo in the Master Agreement (inclusive of all rights and obligations thereunder) shall automatically (and without any act being required by any party) be deemed assigned to, and assumed by, the person becoming Wachovia; it being agreed, however, that, without in any way limiting the foregoing, (i) the person becoming Wachovia shall promptly notify Master Landlord thereof (and shall, upon request made by Master Landlord, confirm such assignment and assumption by written instrument), and (ii) Wells Fargo shall not be released of its obligations under this Master Agreement as a result of such events .
7.2    The Master Agreement shall be binding upon, and be for the benefit of, Assignee Master Landlord. Assignee Master Landlord shall have absolutely no right to assign its interest in the Master Agreement.
7.3    Nothing contained in the foregoing provisions of this Section 7, or any other provisions of the Master Agreement shall be deemed as precluding Assignee Master Landlord (without the need to obtain any consent from Wells Fargo, and without the same constituting a breach or default under the Master Agreement from entering into the following agreements (so long as the same do not purport to assign any interest of Assignee Master

6

Landlord under the Master Agreement): (i) an agreement of Assignee Master Landlord to pay (and the actual payment by Assignee Master Landlord to) Assignor Master Landlord any Excess Termination Rights Payment received (or to be received) by Assignee Master Landlord with respect to any Exhibit II Property and (ii) an agreement of Assignee Master Landlord to pay (and the actual payment by Assignee Master Landlord to) any owner of an Exhibit I Property that becomes an Exhibit II Property any Excess Termination Rights payment received (or to be received by or on behalf of) by Assignee Master Landlord with respect to any such Exhibit I Property (collectively, the “Permitted Third Party Payment Agreements”). No Permitted Third Party Payment Agreement shall bind, or need be recognized by, Wells Fargo.
7.4    Assignee Master Landlord further covenants that it shall remain wholly owned, directly or indirectly, by some combination of (i) GAP Parent, and (ii) the current owners of NFR (provided, however, if Assignee Master Landlord shall be wholly-owned by the current owners of NFR, NFR shall be solely managed by NFR Parent), except as may result from a transfer or other conveyance of all or a portion of the membership interests in Assignee Master Landlord (or in any person having a direct or indirect ownership in such Assignee Master Landlord) effected pursuant to a court proceeding (pursuant to federal bankruptcy law, or any similar federal or state law) involving the bankruptcy, insolvency or reorganization of NFR or GAP.
8.    Direction of Excess Termination Rights Payment. Subject to Section 5 of this Amendment, if, with respect to its exercise of any Wachovia Termination Rights, Wells Fargo shall be required to make any Excess Termination Rights Payment to Assignee Master Landlord pursuant to Section 3.4 of the Master Agreement with respect to any Exhibit II Property, then Assignee Master Landlord shall have the right to direct that such Excess Termination Rights Payment be made to a designee (which may be any person), provided, that (i) such right may be exercised only by a written direction notice to Wells Fargo which is given after a final determination of the amount of such Excess Termination Rights Payment has been made between Wells Fargo and Assignee Master Landlord, and (ii) such direction notice shall set forth the name, address, employer identification number and wiring instructions of such designee. Such direction shall not constitute an assignment to such assignee of any rights or interest under the Master Agreement (or otherwise be characterized in a manner inconsistent with the provisions of Section 7 hereof).
9.    Notices. Any notice or other communications required or permitted to be given under the Master Agreement (each, a “notice”) must be in writing and shall be sent (i) by certified United States Mail, return receipt requested, (ii) by Federal Express or other nationally recognized overnight courier service, or (iii) by personal delivery, and as follows: (a) any notice sent by Wells Fargo shall be sent to Assignee Master Landlord, at its notice address(es) set forth below; and (b) any notice sent by Assignee Master Landlord shall be sent to Wells Fargo, at its notice address(es) set forth below.

Assignee Master Landlord's notice address(es):	National Fiancail Realty – WFB East Coast, LLC c/o National Financial Realty, Inc. 21250 Hawthorne Boulevard, Suite 700 Torrance, CA 90503 Attn: Vincent Pellerito

7

E-mail: vpellerito@nationalfr.com

with a copy to:

Paul Hastings, LLP 515 South Flower, 25th Floor Los Angeles, CA 90071 Attn: Patrick Ramsey E-mail: patrickramsey@hastings.com and to:

Grand Avenue Partners, LLC c/o Oaktree Capital Management, L.P. 333 So. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cary Kleinman E-mail: ckleinman@oaktreecapital.com with a copy to:

Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067 Attn: Jesse Sharf E-mail: jsharf@gibsondunn.com

Wells Fargo's Notice address(es):	Wells Fargo Corporate Properties Group Attention: Lease Administration (BE _________) MAC: D1116-L10 1525 West W.T. Harris Blvd Charlotte, NC 28262

with a copy to:

Wells Fargo Corporate Properties Group Attention: Tom Markert MAC: Y1375-097 1 South Broad St, 9th Floor Philadelphia, PA 19107-3426

and to:

Wells Fargo Corporate Properties Group Attention: John Saclarides 5942 Brace Road

8

Charlotte, NC 28211
Any notice shall be deemed given upon receipt or refusal thereof. Each of Assignee Master Landlord and Wells Fargo shall have the right to change its notice addressees) (by addition and/or subtraction) by giving the notice thereof in accordance with the provisions of this Section 9; provided that (x) such notice of any such change shall become effective only upon such notice being deemed given hereunder, and (y) neither Assignee Master Landlord or Wells Fargo may designate more than five (5) notice addressees), in total, as its notice addressees). Any notice sent by either party pursuant to this Section 9 with respect to one or more Lease Properties shall set forth the address of each of such Lease Properties.
10.    Miscellaneous.
10.1    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, except as otherwise provided in Section 19 of the Original Master Agreement.
10.2    References in the Existing Master Agreement to “this Agreement” or words of similar import shall be deemed to mean the Existing Master Agreement, as amended by this Amendment.
10.3    This Amendment constitutes the entire agreement between the parties hereto relating to the subject matter hereof, supersedes all oral statements and prior writings related thereto and may not be amended, waived or canceled, except by an agreement in writing signed by the parties hereto or their respective successors in interest.
10.4    Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Existing Master Agreement shall remain unmodified and continue in full force and effect and, as amended hereby,all of the terms, covenants, provisions and conditions of the Existing Master Agreement are hereby ratified and confirmed in all respects.
10.5    This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest and permitted assigns.
10.6    This Amendment may be executed in several counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[Remainder of Page Intentionally Blank; Signatures to Follow]

9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

WELLS FARGO:		WELLS FARGO, NATIONAL ASSOCIATION

By:
Name: Title:

ASSIGNOR MASTER LANDLORD:		FIRST STATES INVESTORS 3300B, L.P.
By:
Name: David E. Snyder Title: Chief Financial Officer

ASSIGNEE MASTER LANDLORD:		NATIONAL FINANCIAL REALTY – EAST COAST PORTFOLIO I, LLC
By:
Name: Title:

The undersigned is executing this Amendment to evidence its agreement to the provisions set forth in Section 5 hereof.

AML PORTFOLIO LENDER:		PB CAPITAL CORPORATION, as agent for certain lenders

By:
Name: Title:

By:
Name: Title:

Indemnity:
The undersigned hereby agrees to indemnify and hold harmless Wells Fargo from and against (i) any breach of any representation or warranty made pursuant to Section 2(b) hereof,and or (ii) any default by Assignee Master Landlord under the provisions of Section 7.4 hereof.
NFR MASTER LEASE GAP, LLC,
a Delaware limited liability company

By:	______________________
Name:
Title:
NATIONAL FINANCIAL REALTY – WFB EAST COAST, LLC,
a Delaware limited liability company

By:	______________________
Name:
Title:

EXHIBIT I

EXHIBIT I PROPERTIES

See Attached

EXHIBIT II

EXHIBIT II PROPERTIES

See Attached

EXHIBIT D

AGREEMENT REGARDING PAYMENT OF EXCESS TERMINATION PAYMENTS

AGREEMENT REGARDING PAYMENT OF EXCESS TERMINATION PAYMENTS
THIS AGREEMENT REGARDING PAYMENT OF EXCESS TERMINATION PAYMENTS (this “Agreement”) is made and entered into as of the 18th day of January, 2013 by and among NATIONAL FINANCIAL REALTY - EAST COAST PORTFOLIO I, LLC (“Purchaser”), and FIRST STATES INVESTORS 3300 B, L.P., a Delaware limited partnership (“Seller”).
Recitals
A.    Purchaser and Seller entered into those certain Purchase and Sale Agreements dated November 6, 2012 (as amended, collectively, the “Purchase Agreement”) with respect to those certain properties more particularly described on Exhibit “1” attached hereto (the “Property”).
B.    Those certain properties described on Exhibit “2” attached hereto (the “Wells Other Properties”) are subject to leases (the “Wells Other Property Leases”) by and between Wachovia Bank, National Association (“Wachovia”), the predecessor in interest to Wells Fargo Bank, N.A. (“Wells”), and First States Investors, 3300 LLC, a Delaware limited liability company (“FS 3300 LLC”), the predecessor in interest to Seller. Wells is the current Tenant (as defined in the Wells Other Property Leases) under such Wells Other Property Leases. Under Section 11.1 of each of the Wells Other Property Leases, Wells has the right to terminate each of the Wells Other Property Leases as to all or any portion of the premises leased pursuant to each of the Wells Other Property Leases on the terms and conditions set forth therein (“Wells’s Termination Right”).
C.    FS 3300 LLC and Wachovia entered into that certain Master Agreement Regarding Leases dated as of September 22, 2004, which Master Agreement Regarding Leases was amended by an amendment dated as of June _, 2005 (the “First Amendment”) and by that certain Second Amendment to Master Agreement (the “Second Amendment”) dated as of April 1, 2008, each by and among Wachovia, FS 3300 LLC, and Seller. Under the Second Amendment, Seller has been designated the “Master Landlord” (the “Master Landlord”) under the Existing Master Agreement, as defined below.
D.    Concurrently herewith, the parties have executed that certain Third Amendment to Master Agreement (the “Third Amendment”), pursuant to which Purchaser has been designated the Master Landlord (such Master Agreement Regarding Leases, as amended by the First Amendment, Second Amendment and Third Amendment, is referred to herein as the “Existing Master Agreement”).
E.    Each of the Wells Other Property Leases is a “Lease” (“Lease”) under the Existing Master Agreement. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Wells Other Property Lease.

F.    Section 3.4 of the Master Agreement provides that with respect to Wells’s exercise of Wachovia’s Termination Rights under any Non-Integrated Lease, (i) Wells “shall (on or prior to the Early Termination Date) pay the Excess Termination Rights Payment with respect to such exercise ... to the Master Landlord, if there is no Designated Portfolio Lender. .. ” and (ii) “in no event will the obligation of Wachovia [now Wells] to pay Rent under a Non-Integrated Lease terminate until the applicable Excess Termination Rights Payment required pursuant to Section 3.4 is paid....” (such condition precedent to termination of Wells’s obligation to pay Rent under the Wells Lease pursuant to the foregoing provisions of Section 3.4 of the Master Agreement is referred to herein as the “Section 3.4 Rent Obligation Termination Condition”).
NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, the parties hereto hereby agree as follows:
1.    Payment of the Excess Termination Rights Payment With Respect to the Wells Other Property Leases.
a.    Upon any exercise of Wells’s Termination Rights under a Wells Other Property Lease and satisfaction of the Section 3.4 Rent Obligation Termination Condition with respect thereto with respect to all or any portion of the Leased Premises (a “Wells Other Property Lease Termination Event”), and upon receipt by Purchaser from Wells of any Excess Termination Rights Payment with respect to such Wells Other Property Lease, Purchaser shall promptly pay to Seller, or its designee, an amount equal to the amount actually received from Wells with respect to such Excess Termination Rights Payment with respect to such Wells Other Property Lease Termination Event. Each such Excess Termination Rights Payment shall be so paid by wire transfer of immediately available federal funds to such wire transfer address as Seller shall provide to Purchaser in writing.
b.    Notwithstanding any provision of this Agreement to the contrary, Purchaser shall not be liable to Seller for any Excess Termination Rights Payment under this Agreement to the extent that such payment is withheld or otherwise not paid to Purchaser.
c.    Upon payment by Purchaser to Seller of any such Excess Termination Rights Payment actually received by Purchaser with respect to any Wells Other Property Lease, Purchaser shall have no further obligations or liabilities with respect to such Wells Other Property Lease (or Excess Termination Rights Payments thereunder), and Seller shall indemnify, defend and hold harmless Purchaser from and against any and all third party claims, actions, suits, proceedings, losses, damages, obligations, liabilities, penalties, fines, costs and expenses (including but not limited to reasonable attorneys’ fees and legal costs) which arise out of, is occasioned by or is in any way attributable to such Wells Other Property Lease and/or any Excess Termination Rights Payment thereunder.
2.    Enforcement of the Section 3.4 Rent Obligation Termination Condition
Purchaser shall diligently enforce on a prompt and timely basis, and shall promptly take all action requested in good faith by Seller to assist Seller to enforce on a diligent and timely basis, the Section 3.4 Rent Obligation Termination Condition, at the sole cost of Seller.

3.    Continuation of the Master Agreement
a.    Purchaser shall cause the Master Agreement to continue in full force and effect for the remainder of the Initial Term of the Wells Lease.
b.    Subject to the provisions of this Agreement, Purchaser shall not default in the performance of any of its obligations as the Master Landlord (as that term is defined under the Master Agreement) under the Master Agreement.
c.    Purchaser shall not amend the Master Agreement in any manner without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.
d.    Seller shall, reasonably promptly following Purchaser’s request to do so, provide to Purchaser all information, including without limitation, all relevant Lease documents and correspondence, relating to all Wells Other Property Leases and all Wells Other Properties to the extent necessary or desirable in connection with the calculation of Available Termination Rights Area or the calculation and/or collection of any Excess Termination Rights Payment and to the extent such materials are in Seller’s possession or under Seller’s reasonable control. Seller shall promptly notify Purchaser in writing at such time as Seller receives notice that any Wells Other Property Lease is amended or terminated, and shall provide Purchaser with true and correct copies of all documents evidencing the same reasonably promptly after Seller’s receipt of same. Seller acknowledges that to the extent Seller does not have or cannot otherwise provide to Purchaser such information requested with respect to the Wells Other Properties, such lack of information may likely damage the ability to obtain Excess Termination Rights Payments otherwise payable with respect to the Wells Other Properties, and Purchaser shall have no obligation or liability to Seller with respect to such damage.
e.    Purchaser further covenants that it as the “Assignee Master Landlord” under the Third Amendment shall remain wholly-owned by (i) GAP Parent (as defined in the Third Amendment), or (ii) the current owners of NFR (as defined in the Third Amendment), or some combination thereof (provided, however, if Assignee Master Landlord shall be wholly owned by the current owners of NFR, directly or indirectly, NFR shall be solely managed by NFR Parent (as defined in the Third Amendment», except as may result from a transfer or other conveyance of all or a portion of the membership interests in Assignee Master Landlord (or in any person having a direct or indirect ownership in such Assignee Master Landlord) effected pursuant to a court proceeding (pursuant to federal bankruptcy law, or any similar federal or state law) involving the bankruptcy, insolvency or reorganization of NFR or GAP.
4.    Miscellaneous.
a.    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
b.    Attorneys’ Fees.    In the event of any litigation or other action or suit between the parties hereto concerning this Agreement, the subject matter hereof or the transactions contemplated hereby, the losing party shall pay the reasonable attorneys’ fees and costs (together with other professional fees incurred, including the fees of accountants and engineers) incurred by the prevailing party in connection with such litigation, action or other suit, including appeals and enforcement of any judgment in connection therewith.
c.    Governing Law.
(i)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT. THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF CALIFORNIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
(ii)    ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, AND THE PARTIES WAIVE ANY OBJECTIONS BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH SELLER PARTY DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN LOS ANGELES, CALIFORNIA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH SELLER PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH SELLER PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA. EACH SELLER PARTY (I) SHALL GIVE PROMPT NOTICE TO PURCHASER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (2) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN LOS ANGELES, CALIFORNIA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (3) SHALL PROMPTLY DESIGNATE SUCH A

SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN LOS ANGELES, CALIFORNIA, OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
d.    Paragraph Headings.    Any paragraph headings and captions in this Agreement are for convenience only and shall not affect the interpretation or construction hereof.
e.    Notices.    All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent as provided in the Agreement, if to Seller at the addresses stated on the signature page hereof and if to Purchaser at its address stated at the address stated on the signature page hereof or in each case at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements of this Section 4e.
f.    Severability.    Any provision of this Agreement, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.
g.    Entire Agreement; Amendments.    This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except in accordance with the provisions of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
PURCHASER:
NATIONAL FINANCIAL REALTY-
EAST COAST PORTFOLIO I, LLC,
a Delaware limited liability company

By: NFR Master Lease GAP, LLC,
a Delaware limited liability company,
Its Managing Member

By: _____________________
Print Name: _______________
Title:_____________________

By: _____________________
Print Name: _______________
Title:_____________________

Address for Notices:
NFR Master Lease GAP, LLC
c/o Oaktree Capital Management, L.P.
333 So. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: Cary Kleinman
E-mail: ckleinman@oaktreecapital.com
With a required copy to:
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067
Attention: Jesse Sharf
E-mail: jsharf@gibsondunn.com
And to:
National Financial Realty – WFB East Coast, LLC
c/o National Financial Realty, Inc.
21250 Hawthorne Blvd., Suite 700
Torrance, CA 90503

Attention: Vincent E. Pellerito
email: vpellerito@nationalfr.com
With a required copy to:
Paul Hastings LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071
Attention: Patrick A. Ramsey, Esq.
email: patrickramsey@paulhastings.com

SELLER:
FIRST STATES INVESTORS 3300 B, L.P.,
a Delaware limited partnership
By:_____________________________
David E. Snyder,
Chief Financial Officer

Address for Notices:

c/o GKK Realty Advisors, LLC
420 Lexington Avenue
19th Floor
New York, New York 10170
Attention: Allan B. Rothschild
Email: allan.rothschild@gkk.com
With a required copy to:

c/o KBS Capital Advisors LLC
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: James Chiboucas, Esq.
email: jchiboucas@kbsrealty.com

And with a required copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Stephen L. Rabinowitz, Esq.
email: rabinowitz@gtlaw.com

EXHIBIT “1”
DESCRIPTION OF THE PROPERTY

EXHIBIT “2”
LIST OF THE WELLS OTHER PROPERTY LEASES